EXHIBIT 10.4

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of June 19, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is made by EMPIRE RESOURCES, INC., a Delaware corporation (the “Company”), and each Guarantor (terms used in the preamble and in the recitals have the definitions set forth in or incorporated by reference in Section 1) from time to time a party to this Security Agreement (each individually, a “Grantor” and collectively, the “Grantors”), in favor of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as agent (together with its successor(s) thereto in such capacity, the “Agent”) for each of the Secured Parties.

WITNESSETH:

WHEREAS, pursuant to an Uncommitted Credit Agreement, dated as of June 19, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Banks from time to time party thereto and the Agent, the Banks have agreed to consider requests to make Loans to and issue and participate in Letters of Credit for the account of the Company; and

WHEREAS, as a condition precedent to the making of the extensions of credit secured hereby, each Grantor is required to execute and deliver this Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:

Section 1

DEFINITIONS

1.01         Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agent” is defined in the preamble.

“Collateral” is defined in Section 2.1.

“Committed Facility Agent” means Rabobank as Agent under the Committed Credit Agreement dated as of the date hereof among the Company, the lenders party thereto and the Committed Facility Agent.

“Committed Facility Security Agreement” means the Amended and Restated Security Agreement dated as of the date hereof among the Grantors and the Committed Facility Agent (as amended, supplemented or otherwise modified from time to time).

“Company” is defined in the preamble.

“Computer Hardware and Software Collateral” means:

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(a)          all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form;

(b)          all software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above;

(c)          all firmware associated therewith;

(d)          all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

(e)          all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Copyright Collateral” means all copyrights of the Grantors, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Grantors’ rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule V, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule V, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by the Grantors.

“Credit Agreement” is defined in the first recital.

“Distributions” means all dividends paid on Capital Securities, liquidating dividends paid on Capital Securities, shares (or other designations) of Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral.

“Filing Statement” is defined in Section 3.7.

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

“Grantor” and “Grantors” are defined in the preamble.

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“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Obligations” means, with respect to each Grantor: (a) if such Grantor is the Company under the Credit Agreement, all “Obligations” (as such term is defined in the Credit Agreement); (b) with respect to each Grantor that is not the Company, all present and future indebtedness, liabilities, and obligations of such Grantor to the Agent and the other Secured Parties arising under the Basic Documents to which such Grantor is a party and all such Grantor’s Deposit Obligations and Hedging Obligations; and (c) with respect to each Grantor, and without limiting the generality of the foregoing, all reasonable fees, costs and expenses (including reasonable attorneys’ fees): (i) of retaking, holding and preparing its Collateral for sale; (ii) arising in connection with the sale thereof and (iii) arising from the enforcement of any other right or remedy provided hereunder and/or under any other Basic Document; provided that with respect to each Subsidiary that is a Grantor, the obligations secured by this Security Agreement shall be limited, with respect to such Grantor, to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder and under the other Basic Documents subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

“Patent Collateral” means:

(a)          inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Item A of Schedule III;

(b)          all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c)          all patent licenses, and other agreements providing such Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Item B of Schedule III; and

(d)          all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

“Permitted Lien” means a Lien permitted under Section 8.06 of the Credit Agreement.

“Security Agreement” is defined in the preamble.

“Securities Act” is defined in clause (a) of Section 6.02.

“Specified Default” means the occurrence and continuance of an Event of Default under clauses (a), (b), (d), (f), (g), (k) or (l) of Section 9.01 of the Credit Agreement.

“Trademark Collateral” means:

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(a)          (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule IV, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”);

(b)          all trademark licenses for the grant by or to such Grantor of any right to use any trademark, including each trademark license referred to in Item B of Schedule IV; and

(c)          all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);

(d)          the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

(e)          all Proceeds of, and rights associated with, the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of a Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all Documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule VI, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

1.02         Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

1.03         UCC Definitions. When used herein the terms Accessions, Account, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangible, Proceeds, Promissory Notes, Securities Account, Security Entitlement, Supporting Obligations and Uncertificated Securities have the meaning provided in Article 8 or Article 9, as applicable, of the Uniform Commercial Code as from time to time in effect in the State of New York (the “UCC”). Letter of Credit has the meaning provided in Section 5-102 of the UCC.

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Section 2

SECURITY INTEREST

2.01         Grant of Security Interest. Each Grantor hereby grants to the Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Grantor’s following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located, (collectively, the “Collateral”):

(a)          Accounts;

(b)          Chattel Paper;

(c)          Commercial Tort Claims listed on Item I of Schedule II (as such schedule may be amended or supplemented from time to time);

(d)          Deposit Accounts (including, without limitation, each Collateral Account);

(e)          Documents;

(f)           General Intangibles;

(g)          Goods;

(h)          Inventory;

(i)           Equipment;

(j)           Instruments;

(k)          Investment Property;

(l)          Letter-of-Credit Rights and Letters of Credit;

(m)         Supporting Obligations;

(n)          all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

(o)          all Accessions to and Proceeds of the foregoing and, to the extent not otherwise included, (i) all payments under insurance (whether or not the Agent is the loss payee thereof) and (ii) all tort claims; and

(p)          all other property and rights of every kind and description and interests therein.

Notwithstanding the foregoing, “Collateral” shall not include:

(i)          such Grantor’s real property interests (including fee real estate, leasehold interests and fixtures);

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(ii)         any General Intangibles or other rights arising under any contracts (other than Accounts or the proceeds thereof), instruments, licenses or other documents as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained (other than to the extent that any such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity) or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder (other than to the extent that any such right would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided that such security interest shall attach immediately at such time as the condition causing such violation or termination shall be remedied and, to the extent severable, shall attach immediately to any portion of such Property that does not result in any of the consequences specified in clause (A) or (B) of this paragraph, including any Proceeds of such property;

(iii)        Investment Property consisting of Capital Securities of a foreign Subsidiary of such Grantor in excess of 65% of the total combined voting power of all Capital Securities of such foreign Subsidiary, provided that, if, such Grantor determines, in its sole discretion, that as a result of any change in, or the introduction, adoption, effectiveness or interpretation of, tax laws, rules, regulations, directives or guidelines of the United States of America after the date of this Security Agreement, the grant of security interests and Liens by such Grantor in respect of any additional Capital Securities of a foreign Subsidiary of such Grantor to the Agent, for its benefit and the ratable benefit of each other Secured Party, under this Security Agreement would not reasonably be expected to result in an increase in the tax liabilities of such Grantor over what such liabilities would have been without such security interests and Liens, then, promptly after the change in, or the introduction, adoption, effectiveness or interpretation of, any such laws, rules, regulations, directives or guidelines, all such additional Capital Securities shall automatically, without further action, be deemed to be and shall be subject to the security interests and Liens granted under this Security Agreement;

(iv)        any asset, the granting of a security interest in which would be void or illegal under any Law, or pursuant thereto would result in, or permit the termination of, such asset (other than to the extent that any such law, rule or regulation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided that such security interest shall attach immediately at such time as the condition causing such illegality or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such Property that does not result in any of such consequences, including any Proceeds of such property; and

(v)         such Grantor's interests in 6900 Quad Avenue, LLC, a Delaware limited liability company.

2.02         Security for Obligations. This Security Agreement and the Collateral in which the Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Grantors secure the payment and performance of all of the Obligations (other than Excluded Swap Obligations).

2.03         Grantors Remains Liable. Anything herein to the contrary notwithstanding:

(a)          the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

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(b)          the exercise by the Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c)          no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.04         Distributions on Pledged Shares. If any Distribution with respect to any Capital Securities pledged hereunder is paid (unless prohibited by Section 8.13 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution is made in contravention of Section 8.13 of the Credit Agreement, such Grantor shall hold the same segregated and in trust for the Agent until paid to the Agent in accordance with Section 4.01(c).

2.05         Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the later of (x) the Revolving Credit Commitment Termination Date and (y) the payment in full in cash of the Obligations, the expiration or termination of all Letters of Credit issued under the Credit Agreement (other than Letters of Credit that have been Cash Collateralized pursuant to Section 2.11(b)(ii) of the Credit Agreement) and the irrevocable termination of all Revolving Loan Line Portions thereunder. All rights of the Secured Parties and the security interests granted to the Agent (for its benefit and the ratable benefit of each Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a)          any lack of validity, legality or enforceability of any Basic Document;

(b)          the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other Grantor) under the provisions of any Basic Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Obligations;

(c)          any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;

(d)          any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e)          any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Basic Document;

(f)          any addition, exchange or release of any Collateral or of any Person that is (or will become) a Grantor (including the Grantors hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

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(g)          any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

2.06         Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Basic Document to which it is a party. No Grantor shall seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made under any Basic Document or otherwise, until following the later of (x) the Revolving Credit Commitment Termination Date and (y) the payment in full in cash of the Obligations, the expiration or termination of all Letters of Credit issued under the Credit Agreement (other than Letters of Credit that have been Cash Collateralized pursuant to Section 2.11(b)(ii) of the Credit Agreement) and the irrevocable termination of all Revolving Loan Line Portions thereunder shall have occurred. Any amount paid to such Grantor on account of any such subrogation rights prior to the later of (x) the Revolving Credit Commitment Termination Date and (y) the payment in full in cash of the Obligations, the expiration or termination of all Letters of Credit issued under the Credit Agreement (other than Letters of Credit that have been Cash Collateralized pursuant to Section 2.11(b)(ii) of the Credit Agreement) and the irrevocable termination of all Revolving Loan Line Portions thereunder, shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Agent for the benefit of the Secured Parties in the exact form received by such Grantor (duly endorsed in favor of the Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.01; provided that if such Grantor has made payment to the Secured Parties of all or any part of the Obligations and the later of (x) the Revolving Credit Commitment Termination Date and (y) the payment in full in cash of the Obligations, the expiration or termination of all Letters of Credit issued under the Credit Agreement (other than Letters of Credit that have been Cash Collateralized pursuant to Section 2.11(b)(ii) of the Credit Agreement) and the irrevocable termination of all Revolving Loan Line Portions thereunder has occurred, then at such Grantor’s request, the Agent (on behalf of the Secured Parties) will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the later of (x) the Revolving Credit Commitment Termination Date and (y) the payment in full in cash of the Obligations, the expiration or termination of all Letters of Credit issued under the Credit Agreement (other than Letters of Credit that have been Cash Collateralized pursuant to Section 2.11(b)(ii) of the Credit Agreement) and the irrevocable termination of all Revolving Loan Line Portions thereunder, such Grantor shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.

Section 3

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and to consider requests to make credit extensions thereunder, and to induce the Secured Parties to consider requests to make other financial accommodations secured by this Security Agreement, the Grantors represent and warrant to each Secured Party as set forth below.

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3.01         As to Capital Securities of the Subsidiaries, Investment Property.

(a)          With respect to any direct Subsidiary of any Grantor that is:

(i)          a corporation, business trust, joint stock company or similar Person, all Capital Securities issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate; and

(ii)         a partnership or limited liability company, no Capital Securities issued by such Subsidiary (A) are dealt in or traded on securities exchanges or in securities markets, (B) expressly provide that such Capital Securities are a security governed by Article 8 of the UCC or (C) are held in a Securities Account, except, with respect to this clause (a)(ii), Capital Securities (x) for which the Agent is the registered owner or (y) with respect to which the issuer has agreed in an authenticated record with such Grantor and the Agent to comply with any instructions of the Agent without the consent of such Grantor.

(b)          The percentage of the issued and outstanding Capital Securities of each Subsidiary pledged by each Grantor hereunder is as set forth on Schedule I.

3.02         Grantors’ Names, Locations, etc.

(a)          The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II.

(b)          Each location a secured party would have filed a UCC financing statement since June 19, 2009 to perfect a security interest in Equipment, Inventory and General Intangibles owned by each Grantor is set forth in Item B of Schedule II.

(c)          As of the Closing Date, the Grantors do not have any trade names other than those set forth in Item C of Schedule II hereto.

(d)          As of the Closing Date, during the four months preceding the date hereof, no Grantors have been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto.

(e)          Each Grantor’s federal taxpayer identification number is (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from that) set forth in Item E of Schedule II hereto.

(f)          As of the Closing Date, no Grantor is a party to any federal, state or local government contract except as set forth in Item F of Schedule II hereto.

(g)          As of the Closing Date, no Grantor maintains any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item G of Schedule II.

(h)          As of the Closing Date, no Grantor is the beneficiary of any Letters of Credit, except as set forth on Item H of Schedule II.

(i)          As of the Closing Date, no Grantor has Commercial Tort Claims, except as set forth on Item I of Schedule II.

(j)          The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Grantor.

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(k)          As of the Closing Date, no third party has possession of any Inventory or Equipment except for Inventory in transit and Inventory held by the Persons designated on Item J of Schedule II.

3.03         Ownership, No Liens, etc. Each Grantor owns its Collateral free and clear of any Lien, except for any security interest (a) created by this Security Agreement and (b) that is a Permitted Lien. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Agent relating to this Security Agreement, Permitted Liens or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Agent on or after the Closing Date.

3.04         Possession of Inventory, Control; etc.

(a)          Each Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory, other than (i) Equipment and Inventory in transit in the ordinary course of business, (ii) Equipment and Inventory that is in the possession or control of a warehouseman, bailee, agent or other Person in the Grantor’s ordinary course of business and (iii) Documents, Instruments or Promissory Notes that have been delivered to the Agent pursuant to Section 3.05. In the case of Equipment or Inventory described in clause (ii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has: (i) issued any warehouse receipt, other receipt in the nature of a warehouse receipt or other Document in respect of any such Equipment or Inventory except (x) non-negotiable Documents (which Documents, if the Inventory covered thereby is included in the Borrowing Base, have been issued in the name of and delivered to the Grantor or the Agent) and (y) negotiable Documents (which Documents, if the Inventory covered thereby is included in the Borrowing Base, have been issued and duly negotiated to the Grantor or the Agent or to order, blank endorsed, and in the possession of the Grantor or the Agent), (ii) received notification of any secured party’s interest (other than the security interest granted hereunder or any Lien permitted under Section 8.06(j) of the Credit Agreement) in any such Equipment or Inventory or (iii) any Lien on any such Equipment or Inventory except, Permitted Borrowing Base Liens.

(b)          Each Grantor is the sole entitlement holder of its Deposit, Commodity and Security Accounts and no other Person (other than the Agent pursuant to this Security Agreement or an Account Control Agreement or any other Person with respect to Permitted Liens) has control or possession of, or any other interest in, any of its Deposit, Commodity and Security Accounts or any other securities or property credited thereto.

(c)          As of the Closing Date, except for the Persons designated on Schedule II who hold Collateral in the capacity designated thereon and any other Person hereafter identified pursuant to Section 4.07, no Person other than Agent has possession or control of any of its Collateral, except as permitted under the Credit Agreement or by Sections 4.07 or 7.11.

3.05         Negotiable Documents, Instruments and Chattel Paper. Except as permitted under the Credit Agreement or by Sections 2.01, 4.03, 4.07 or 7.11, each Grantor has delivered to the Agent possession of all originals of all Documents, Instruments, Promissory Notes, and tangible Chattel Paper owned or held by such Grantor on the Closing Date.

3.06         Intellectual Property Collateral. Except as disclosed on Schedules III through V, with respect to any Intellectual Property Collateral:

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(a)          such Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part except as could not be expected to have a Material Adverse Effect;

(b)          such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any of the rights of any third party;

(c)          such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral material to its business, including recordations of all of its interests in the Patent Collateral and Trademark Collateral material to its business in the United States Patent and Trademark Office and in corresponding offices throughout the world, and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world;

(d)          such Grantor has taken all reasonable steps to safeguard its Trade Secrets and to its knowledge (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral;

(e)          to such Grantor’s knowledge, no third party is infringing upon any Intellectual Property owned or used by such Grantor in any material respect, or any of its respective licensees;

(f)           no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property except as would not have a Material Adverse Effect;

(g)          such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property for purposes of granting a security interest or as Collateral that has not been terminated or released;

(h)          such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the Trademarks owned by such Grantor use such adequate standards of quality;

(i)          the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any of the Intellectual Property Collateral;

(j)          such Grantor owns directly or is entitled to use by license or otherwise, all Patents, Trademarks, Trade Secrets, Copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of such Grantor’s business; and

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(k)          the Intellectual Property Collateral disclosed on Schedules III through V is not material to the operations or business of any Grantor, is of negligible economic value to the Grantors and its value is otherwise not material.

3.07         Validity, etc.

(a)          This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations.

(b)          Except as otherwise provided in Section 4.07, each Grantor has taken all actions necessary or required under the Basic Documents to perfect the Agent’s security interest with respect to the Collateral.

(c)          Except as otherwise provided in Section 4.07, each Grantor has taken all actions necessary to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC.

(d)          Upon the filing of the UCC-1 financing statements in the filing office of such Grantor’s jurisdiction of organization listed in Item A of Schedule II (collectively, the “Filing Statements”) with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Filing Statements in favor of the Agent on behalf of the Secured Parties to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, prior to all other Liens, except for (i) in the case of Collateral included in the Borrowing Base (as defined in the Credit Agreement), Permitted Borrowing Base Liens and (ii) in the case of all other assets of each Grantor, Permitted Liens (in each case (under clauses (i) and (ii)) such security interest shall be second in priority of right only to the Permitted Liens until the obligations secured by such Permitted Liens have been satisfied).

3.08         Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either:

(a)          for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;

(b)          for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens) nature of such security interest (except with respect to the Filing Statements or, with respect to Intellectual Property Collateral material to any Grantor’s business, the recordation of any agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office) or the exercise by the Agent of its rights and remedies hereunder; or

(c)          for the exercise by the Agent of the voting or other rights provided for in this Security Agreement, or, except (i) with respect to any securities issued by a Subsidiary of a Grantor, as may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.

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3.09         Best Interests. It is in the best interests of each Grantor (other than the Company) to execute this Security Agreement inasmuch as such Grantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Loans and other extensions of credit secured hereby and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such Loans and other extensions of credit.

3.10         Titled Equipment, etc. No Grantor owns any: (i) Equipment for which a certificate of title has been issued, (ii) vessels documented under Chapter 121, Title 46, United States Code (the Ship Mortgage Act) or for which an application for documentation is pending; (iii) rail cars nor (iv) aircraft.

3.11         Value of Excluded Property. The aggregate book value of the assets excluded from the Collateral under the provisions of clauses (ii) and (iv) of Section 2.01 does not exceed $500,000 as of the Closing Date.

Section 4

COVENANTS

Each Grantor covenants and agrees that, at all times prior to the later of (x) the Revolving Credit Commitment Termination Date and (y) the payment in full in cash of the Obligations (other than any contingent obligations for which no claim has been made or asserted), the expiration or termination of all Letters of Credit issued under the Credit Agreement (other than Letters of Credit that have been Cash Collateralized pursuant to Section 2.11(b)(ii) of the Credit Agreement) and the irrevocable termination of all Revolving Loan Line Portions thereunder, such Grantor will perform, comply with and be bound by the obligations set forth below.

4.01         As to Investment Property, etc.

(a)          Capital Securities of Subsidiaries. No Grantor will allow any of its Subsidiaries

(i)          that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;

(ii)         that is a partnership or limited liability company, to (A) issue Capital Securities that are to be dealt in or traded on securities exchanges or in securities markets, (B) expressly provide in its Governing Documents that its Capital Securities are securities governed by Article 8 of the UCC, or (C) place such Subsidiary’s Capital Securities in a Securities Account; and

(iii)        to issue Capital Securities in addition to or in substitution for the Capital Securities pledged hereunder, except to such Grantor (and such Capital Securities are immediately pledged and delivered to the Agent pursuant to the terms of this Security Agreement).

(b)          Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement and Sections 3.04(a), 4.07 and 7.11) deliver to the Agent and at all times keep pledged to the Agent pursuant hereto, on a first-priority, perfected basis (subject to the terms of the Intercreditor Agreement and Section 2.01) all Payment Intangibles to the extent they are evidenced by a Document, Instrument, Promissory Note or Chattel Paper, and all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees that, subject to the terms of the Credit Agreement and subject to Sections 2.01, 3.04(a), 4.07 and 7.11, it will, promptly following receipt thereof, deliver to the Agent possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the Closing Date.

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(c)          Voting Rights; Dividends, etc. All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Agent, shall, until delivery to the Agent, be held by such Grantor separate and apart from its other property in trust for the Agent. The Agent agrees that unless a Specified Default shall exist and the Agent shall have given the notice referred to in clause (b), such Grantor will have the exclusive voting power with respect to any Investment Property constituting Collateral and the Agent will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would impair any such Collateral or be inconsistent with or violate any provision of any Basic Document.

4.02         Change of Name, etc. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days’ prior written notice to the Agent.

4.03         As to Accounts.

(a)          Each Grantor shall have the right to collect all Accounts so long as no Specified Default exists.

(b)          Each Grantor agrees, promptly upon receipt of notice of the existence of a Specified Default from the Agent and without any request therefor by the Agent, so long as such Specified Default shall continue, to deliver (properly endorsed where required hereby or requested by the Agent) to the Agent interest, principal, and all Proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Agent as additional Collateral.

(c)          Following (i) the occurrence and continuance of a Specified Default and (ii) the delivery of notice pursuant to clause (b), the Agent shall have the right to apply any amount in the Collateral Account to the payment of any Obligations which are due and payable.

(d)          With respect to each of the Collateral Account, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Agent and (iii) during the continuance of a Specified Default, the Agent shall have the right to withdraw funds from such Collateral Account and solely apply such funds to repay the Obligations in accordance with the Credit Agreement. For the avoidance of doubt, following the waiver or cure of any Specified Default and so long as after giving effect thereto no other Event of Default shall be continuing and the Required Banks shall not have demanded payment of and Cash Collateral (if applicable) for the Obligations, to the extent that the Agent shall not have previously applied any such funds to repay the Obligations, the Agent shall, at the request of the Company, transfer, or shall be caused to be transferred, to the Grantor all funds in the Collateral Account.

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4.04         As to Grantors’ Use of Collateral.

(a)          Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Agent may request following the occurrence of a Specified Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b)          At any time following the occurrence and during the continuance of a Specified Default, whether before or after the maturity of any of the Obligations, the Agent may (i) revoke any or all of the rights of each Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c)          Upon request of the Agent following the occurrence and during the continuance of a Specified Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder.

(d)          At any time following the occurrence and during the continuation of a Specified Default, the Agent may endorse, in the name of such Grantor, any item, howsoever received by the Agent, representing any payment on or other Proceeds of any of the Collateral.

4.05         As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

(a)          such Grantor will not (i) do or fail to perform any act whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ all of the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any federal, state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall either (x) reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to such Grantor, or (y) the loss of the Intellectual Property Collateral would not have a Material Adverse Effect on the business;

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(b)          such Grantor shall promptly notify the Agent if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

(c)          in no event will such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent, and upon request of the Agent (subject to the terms of the Credit Agreement), executes and delivers all agreements, instruments and documents as the Agent may request to evidence the Agent’s security interest in such Intellectual Property Collateral;

(d)          such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or (subject to the terms of the Credit Agreement) any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b)); and

(e)          such Grantor will promptly execute and deliver to the Agent (as applicable) a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement, as the case may be, in the forms of Exhibit A, Exhibit B and Exhibit C hereto following its obtaining an interest in any such Intellectual Property, and shall execute and deliver to the Agent any other document required to acknowledge or register or perfect the Agent’s interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith (with the consent of the Agent) that any Intellectual Property Collateral is of negligible economic value to such Grantor.

4.06         As to Commercial Tort Claims. Each Grantor covenants and agrees that, until the later of (x) the Revolving Credit Commitment Termination Date and (y) the payment in full in cash of the Obligations, the expiration or termination of all Letters of Credit issued under the Credit Agreement (other than Letters of Credit that have been Cash Collateralized pursuant to Section 2.11(b)(ii) of the Credit Agreement) and the irrevocable termination of all Commitments thereunder, with respect to any Commercial Tort Claim in excess of $1,000,000 individually or in the aggregate hereafter arising, it shall deliver to the Agent a supplement in form and substance reasonably satisfactory to the Agent, together with all supplements to schedules thereto identifying such new Commercial Tort Claims.

4.07         Further Assurances; Exceptions to Perfection. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will:

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(a)          from time to time upon the reasonable request of the Agent, promptly deliver to the Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Agent, with respect to such Collateral as the Agent may request and will, from time to time upon the request of the Agent, after the occurrence and during the continuance of any Specified Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Agent; subject to Sections 2.01, 3.04(a), 4.07 and 7.11, if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Agent hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent;

(b)          take such actions as may be necessary or that the Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Agent hereby;

(c)          deliver to the Agent and at all times keep pledged to the Agent pursuant hereto, on a first-priority, perfected basis (subject to the terms of the Intercreditor Agreement), at the request of the Agent, all Investment Property constituting Collateral and all interest and principal with respect to Promissory Notes, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral;

(d)          not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral;

(e)          not create any tangible Chattel Paper without placing a legend on such tangible Chattel Paper reasonably acceptable to the Agent indicating that the Agent has a security interest in such Chattel Paper;

(f)           furnish to the Agent, from time to time at the Agent’s reasonable request, statements and schedules identifying the location of all Equipment and Inventory;

(g)          without limitation of Section 8.03(f) of the Credit Agreement, furnish to the Agent, from time to time at the Agent’s reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may request, all in reasonable detail;

(h)          use commercially reasonable efforts to obtain a lien subordination or waiver agreement in a form reasonably approved by the Agent from the landlord of each location that it or any of its Subsidiaries leases and at which any Inventory is located and a mortgagee lien subordination or waiver in a form reasonably approved by the Agent from each location it or any of its Subsidiaries owns that is mortgaged to a third party;

(i)           use commercially reasonable efforts to obtain a lien acknowledgement in a form reasonably acceptable to the Agent from each third party warehouse at which any Inventory is customarily stored; and

(j)           do all things reasonably requested by the Agent in order to enable the Agent to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts, Letter-of-Credit-Rights and Electronic Chattel Paper.

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With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law. Each Grantor hereby authorizes the Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

Notwithstanding the foregoing or any other terms in any Basic Document, if no Specified Default exists:

(i)          a Grantor may retain for collection in the ordinary course of business checks representing proceeds of Accounts received in the ordinary course of business;

(ii)         a Grantor may retain any letters of credit and money received or held in the ordinary course of business;

(iii)        a Grantor may retain and utilize in the ordinary course of business all dividends and interest paid in respect to any of the Capital Securities or any other Investment Property;

(iv)        a Grantor may retain any Documents received and further negotiated in the ordinary course of business (except for Documents required to be delivered to the Agent with respect to Inventory included in the Borrowing Base); and

(v)         a Grantor shall not be required to:

(A)         cause the Agent’s security interest to be noted on any certificate of title evidencing any Equipment;

(B)         grant the Agent control over any Chattel Paper or Letter of Credit Right;

(C)         grant the Agent control over any Security Account or Commodity Account unless such Collateral is included in the Borrowing Base; or

(D)         take any action under the laws of any jurisdiction other than the United States of America or any jurisdiction located therein to create, perfect or protect the security interest of the Agent in any Intellectual Property registered outside the United States of America.

If a Specific Default occurs and the Agent requests, then the Grantors shall take such action as the Agent may reasonably request to perfect and protect the security interests of the Agent in all of the Collateral including any of the Collateral described in clauses (A) through (D) above.

4.08         Deposit Accounts, Securities Accounts and Commodities Accounts. Following the occurrence and during the continuance of a Specified Default, at the request of the Agent or the Required Banks, each Grantor will maintain all of its operating deposit accounts only with the Agent, J.P. Morgan Chase Bank, N.A., or with any depositary institution that has entered into an Account Control Agreement in favor of the Agent. No Grantor will open any new operating deposit accounts located in the United States (other than payroll accounts) not in existence on the date hereof without the prior written consent (not to be unreasonably withheld) of all Banks (other than, for the avoidance of doubt, any Affiliate of an Issuing Bank which has issued a Letter of Credit pursuant to the last sentence of the definition of Issuing Bank), and no Grantor will open any new Commodity Accounts or Security Accounts located in the United States not in existence on the date hereof unless such Grantor shall have given the Agent thirty (30) days prior written notice thereof. When no Specified Default exists, each Grantor may make purchases and sales of Investment Property in accordance with the restrictions on investment set out in the Credit Agreement and, for the avoidance of doubt, may make any and all withdrawals from its Deposit Accounts. When a Specified Default exists and the Agent provides the Company notice, no Grantor shall be authorized to make purchases and sales of the Investment Property, be authorized to make any withdrawals from any Deposit Account and it shall take such steps as Agent may reasonably request to give Agent control over all Investment Property and Deposit Accounts. No Grantor will give any party control over any Investment Property or Deposit Account.

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4.09         Equipment and Inventory. Each Grantor shall keep its Equipment and Inventory in (or in transit to) the United States of America, Canada or Australia, or in transit to Latin America or, upon thirty (30) days prior written notice to the Agent, at such other places where all action required to perfect and protect the Agent’s security interest in such Collateral with the priority required by the Credit Agreement shall have been taken. Each Grantor shall notify the Agent if it acquires after the Closing Date any vessel subject to the Ship Mortgage Act of 1920 or any aircraft and, subject to Section 4.07, shall take all action reasonably deemed necessary or desirable by the Agent to create, perfect and protect its interest in such Collateral with the priority required by the Credit Agreement.

4.10         Warehouse Receipts Non Negotiable. Each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any portion of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be negotiable unless such warehouse receipt or receipt in the nature thereof is issued and duly negotiated to the Grantor or the Agent or to order, blank endorsed, and in the possession of the Grantor or the Agent.

4.11         Chattel Paper and Letters of Credit. Subject to the terms of the Basic Documents and the Intercreditor Agreement, no Grantor will give any party control over any Letter of Credit Right or electronic Chattel Paper.

Section 5

THE AGENT

5.01         Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent’s discretion, following the occurrence and during the continuance of a Specified Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a)          to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)          to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;

(c)          to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral; and

(d)          to perform the affirmative obligations of such Grantor hereunder.

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Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

5.02         Agent May Perform. If any Grantor fails to perform any agreement contained herein or in any other Basic Document, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 11.03 of the Credit Agreement.

5.03         Agent Has No Duty. The powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or responsibility for:

(a)          ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Agent has or is deemed to have knowledge of such matters, or

(b)          taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

5.04         Reasonable Care. The Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as each Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

Section 6

REMEDIES

6.01         Certain Remedies. If any Event of Default shall have occurred and be continuing or if the Required Banks shall have demanded payment of and Cash Collateral (if applicable) for the Obligations:

(a)          The Agent may, with the consent of the Required Banks, and, upon request of the Required Banks, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, with the consent of the Required Banks, and, upon request of the Required Banks, shall:

(i)          take possession of any Collateral not already in its possession without demand and without legal process;

(ii)         require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties;

(iii)        enter onto the property where any Collateral is located and take possession thereof without demand and without legal process;

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(iv)        without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)          All cash Proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Agent as provided in the Credit Agreement (but subject to the Intercreditor Agreement).

(c)          The Agent may, with the consent of the Required Banks, and, upon request of the Required Banks, shall:

(i)          transfer all or any part of the Collateral into the name of the Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;

(ii)         notify the parties obligated on any of the Collateral to make payment to the Agent of any amount due or to become due thereunder;

(iii)        withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account;

(iv)        enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(v)         endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral;

(vi)        take control of any Proceeds of the Collateral; and

(vii)       execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

6.02         Securities Laws.

(a)          If the Agent shall determine to exercise its right to sell all or any portion of the Collateral pursuant to Section 6.01, each Grantor agrees that, upon request of the Agent, each Grantor will, at its own expense:

(i)          execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use its best efforts to cause) each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

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(ii)         use its best efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Agent;

(iii)        cause (or, with respect to any issuer that is not a Subsidiary of a Grantor, use its best efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(iv)        do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

(b)          Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Agent or the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in this Section and consequently agrees that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Agent) of such Collateral on the date the Agent shall demand compliance with this Section.

6.03         Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default exists or at any time after a demand for payment of and Cash Collateral (if applicable) for the Obligations by the Required Banks shall have been made, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

6.04         Protection of Collateral. The Agent may from time to time, at its option, perform any act which any Grantor fails to perform with respect to the maintenance, preservation and protection of the Collateral after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default or at any time after a demand for payment of and Cash Collateral (if applicable) for the Obligations by the Required Banks shall have been made) and the Agent may from time to time take any other action which the Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

Security Agreement, Page 22

6.05         Standards for Exercising Remedies. To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Agent: (a) to fail to incur expenses reasonably deemed significant by Agent to prepare any Collateral for disposition or otherwise to complete raw material for work-in-process into finished goods or other finished products for disposition; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove Liens on or any adverse claims against the Collateral; (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide Agent a guaranteed return from the collection or disposition of Collateral; (l) to the extent deemed appropriate by Agent in its commercially reasonable discretion, to obtain the services of brokers, investment bankers, consultants and other professionals (including Agent and its affiliates) to assist Agent in the collection or disposition of any of the Collateral; or (m) to comply with any applicable state or federal law requirement in connection with the disposition or collection of the Collateral. Each Grantor acknowledges that this Section is intended to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely by not being included in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to any Grantor or to impose any duties upon Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

Section 7

MISCELLANEOUS PROVISIONS

7.01         Basic Document. This Security Agreement is a Basic Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

7.02         Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the later of (x) the Revolving Credit Commitment Termination Date and (y) the payment in full in cash of the Obligations, the expiration or termination of all Letters of Credit issued under the Credit Agreement (other than Letters of Credit that have been Cash Collateralized pursuant to Section 2.11(b)(ii) of the Credit Agreement) and the irrevocable termination of all Revolving Loan Line Portions thereunder, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Grantor may (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement) assign any of its obligations hereunder without the prior written consent of all Banks.

7.03         Amendments, etc. Except as provided in Section 7.05, no amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Agent (on behalf of the Banks or the Required Banks, as the case may be, pursuant to Section 11.04 of the Credit Agreement) and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.04         Notices. All notices and other communications provided for in this Security Agreement shall be given or made in accordance with the Credit Agreement and if to any Grantor, at the address for notices of the Company set forth therein.

Security Agreement, Page 23

7.05         Additional Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

7.06         No Waiver; Remedies. In addition to, and not in limitation of Section 2.05, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7.07         Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

7.08         Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.09         Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Security Agreement and the other Basic Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

7.10         Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or other electronic communication shall be effective as delivery of a manually executed counterpart of this Security Agreement.

7.11         Committed Facility. Notwithstanding anything to the contrary contained herein, (i) to the extent that any delivery requirement of the Grantors hereunder in respect of Collateral not included in the Borrowing Base conflict, as determined by such Grantor in its reasonable discretion, with delivery requirements under the Committed Facility Security Agreement, the applicable Grantor may choose whether to satisfy such delivery requirement by delivering such Collateral to the Agent or the Uncommitted Facility Agent and (ii) to the extent that any delivery requirement hereunder in respect of Collateral included in the Borrowing Base (and Proceeds thereof) conflict, as determined by such Grantor in its reasonable discretion, with delivery requirements under the Committed Facility Security Agreement, the applicable Grantor shall comply with the provisions hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Security Agreement, Page 24

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

EMPIRE RESOURCES, INC.

By:	/s/ Sandra Kahn
Name: Sandra R. Kahn
Title: Vice President

EMPIRE RESOURCES PACIFIC, LTD.

By:	/s/ Sandra Kahn
Name: Sandra R. Kahn
Title: Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Agent

By:	/s/ Chan K. Park
Name: Chan K. Park
Title: Managing Director

By:	/s/ Xander Willemsen
Name: Xander Willemsen
Title: Executive Director

Security Agreement, Page 25

Schedules

to

Security Agreement

Schedule I

			Common Stock
Issuer (corporate)	Cert. #	# of Shares	Authorized Shares	Outstanding Shares	% of Shares Pledged
EMPIRE RESOURCES PACIFIC, LTD.	4	100	1,000	100	100%
Imbali Metals BVBA (limited to 65%)	n/a	650	1,000	1,000	65%

Schedule II

Item A. Location of each Grantor.

Location for purposes of UCC:

1.	EMPIRE RESOURCES, INC.:	Delaware

2.	EMPIRE RESOURCES PACIFIC, LTD. :	Delaware

Item B.           Filing locations last five years.

Filing Locations last five years:

1.	EMPIRE RESOURCES, INC.:	Delaware Secretary of State

2.	EMPIRE RESOURCES PACIFIC, LTD. :	Delaware Secretary of State

Item C. Trade names.

1.	EMPIRE RESOURCES, INC.:	PAM Metals, 4Metals.com

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Schedules to Security Agreement, Page 1

Item D. Merger or other corporate reorganization.

1.	EMPIRE RESOURCES, INC.:	None

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Item E. Taxpayer ID numbers.

1.	EMPIRE RESOURCES, INC.:	22-3136782

2.	EMPIRE RESOURCES PACIFIC, LTD. :	22-3458576

Item F. Government Contracts.

1.	EMPIRE RESOURCES, INC.:	None

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Item G. Deposit Accounts, Securities Accounts and/or Commodities Accounts.

Description of Deposit Account:

1.	EMPIRE RESOURCES, INC.: JPMorgan Chase Bank deposit account number 9102535458

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Description of Securities Account:

None

Description of Commodities Account:

1.	Natixis Commodity Markets Ltd. – EMPRESS

2.	J. P. Morgan Chase Bank – 70432

3.	Marex Financial – 04216

4.	Man Financial – 37510

Schedules to Security Agreement, Page 2

Item H. Letter of Credit Rights.

1.	EMPIRE RESOURCES, INC.:	None

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Item I. Commercial Tort Claims.

1.	EMPIRE RESOURCES, INC.:	None

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

Item J. Third Parties in Possession

1.	EMPIRE RESOURCES, INC.:	As set forth in the table below:

2.	EMPIRE RESOURCES PACIFIC, LTD. :	None

To be updated.

Schedule III

Item A. Patents

Patent Title	Owner	Patent No.
Data Network/ Telephone Adaptor Device	Empire Resources, Inc.	5,838,665

Pending Patent Applications

NONE

Patent Applications In Preparation

NONE

Item B. Patent Licenses

NONE

Schedules to Security Agreement, Page 3

Schedule IV

Item A. Trademarks

Mark	Owner	Serial or Reg. No.
	Empire Resources, Inc.	3,265,785

Item B. Trademark Licenses

NONE

Schedule V

Item A. Copyrights/Mask Works

NONE

Item B. Copyright/Mask Work Licenses

NONE

Schedule VI

Trade Secret or Know-How Licenses

NONE

Schedules to Security Agreement, Page 4

EXHIBIT A
to Security Agreement

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [_________], 20__ (this “Agreement”), is made by [NAME OF GRANTOR], a [_______________] (the “Grantor”), in favor of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as agent (together with its successor(s) thereto in such capacity, the “Agent”) for each of the Secured Parties.

WITNESSETH:

WHEREAS, pursuant to an Uncommitted Credit Agreement, dated as of June 19, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Empire Resources, Inc., a Delaware corporation (the “Company”), the Banks (as defined therein) from time to time party thereto and the Agent, the Banks have extended Commitments to make Loans to and issue and participate in Letters of Credit for the account of the Company;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Security Agreement, dated as of June 19, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.05 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Obligations;

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following property, whether now or hereafter existing or acquired by the Grantor (the “Patent Collateral”):

(a)          all of its letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Item A of Schedule I attached hereto;

A-1

(b)          all reissues, divisions, continuations, continuations in part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c)          all of its patent licenses, and other agreements providing the Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Item B of Schedule I attached hereto; and

(d)          all Proceeds of, and rights associated with, the foregoing (including license royalties and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 5. Basic Document. This Agreement is a Basic Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

SECTION 6. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

A-2

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

A-3

SCHEDULE I
to Patent Security Agreement

Item A. Patents

Issued Patents

Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

Country	Patent No.	Issue Date	Inventor(s)	Title

Patent Applications in Preparation

Country	Docket No.	Expected Filing Date	Inventor(s)	Title

Item B. Patent Licenses

Country	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

A-4

EXHIBIT B
to Security Agreement

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [______________], 20__ (this “Agreement”), is made by [NAME OF GRANTOR], a [__________________] (the “Grantor”), in favor of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as agent (together with its successor(s) thereto in such capacity, the “Agent”) for each of the Secured Parties.

WITNESSETH:

WHEREAS, pursuant to an Uncommitted Credit Agreement, dated as of June 19, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Empire Resources, Inc., a Delaware corporation (the “Company”), the Banks (as defined therein) from time to time party thereto and the Agent, the Banks have agreed to consider requests to make Loans to and issue and participate in Letters of Credit for the account of the Company;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Security Agreement, dated as of June 19, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.05 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Obligations;

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following property, whether now or hereafter existing or acquired by the Grantor (the “Trademark Collateral”):

(a) (i) all of its Trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule I hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”);

B-1

(b) all Trademark licenses for the grant by or to the Grantor of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule I hereto;

(c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);

(d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

(e) all Proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 5. Basic Document. This Agreement is a Basic Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

B-2

SECTION 6. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

B-3

SCHEDULE I
to Trademark Security Agreement

Item A. Trademarks

Registered Trademarks

Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date

Trademark Applications in Preparation

Country	Trademark	Docket No.	Expected Filing Date	Products/ Services

Item B. Trademark Licenses

Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

B-4

EXHIBIT C
to Security Agreement

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [______________], 20__ (this “Agreement”), is made by [NAME OF GRANTOR], a [__________________] (the “Grantor”), in favor COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as agent (together with its successor(s) thereto in such capacity, the “Agent”) for each of the Secured Parties.

WITNESSETH:

WHEREAS, pursuant to an Uncommitted Credit Agreement, dated as of June 19, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Empire Resources, Inc., a Delaware corporation (the “Company”), the Banks (as defined therein) from time to time party thereto and the Agent, the Banks have agreed to consider requests to make Loans to and issue and participate in Letters of Credit for the account of the Company;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Security Agreement, dated as of June 19, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.05 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following (the “Copyright Collateral”), whether now or hereafter existing or acquired by the Grantor: all copyrights of the Grantor, whether statutory or common law, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule I hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule I hereto, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit.

C-1

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 5. Basic Document. This Agreement is a Basic Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

SECTION 6. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

C-2

SCHEDULE I
to Copyright Security Agreement

Item A. Copyrights/Mask Works

Registered Copyright/Mask Works

Country	Registration No.	Registration Date	Authors	Title

Copyright/Mask Work Pending Registration Applications

Country	Serial No.	Filing Date	Authors	Title

Copyright/Mask Work Registration Applications in Preparation

Country	Docket No.	Expected Filing Date	Authors	Title

Item B. Copyright/Mask Work Licenses

Country or Territory	Licensor	Licensee	Effective Date	Expiration Date

C-3

ANNEX I
to Security Agreement

SUPPLEMENT TO

SECURITY AGREEMENT

This SUPPLEMENT, dated as of ____________ ___, _____ (this “Supplement”), is to the Security Agreement, dated as of June 19, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among the Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Section I of the Security Agreement) from time to time party thereto, in favor of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as agent (together with its successor(s) thereto in such capacity, the “Agent”) for each of the Secured Parties.

WITNESSETH:

WHEREAS, pursuant to an Uncommitted Credit Agreement, dated as of June 19, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Empire Resources, Inc., a Delaware corporation (the “Company”), the Banks (as defined therein) from time to time party thereto and the Agent, the Banks have agreed to consider requests to make Loans to and issue and participate in Letters of Credit for the account of the Company;

WHEREAS, pursuant to the provisions of Section 7.05 of the Security Agreement, each of the undersigned is becoming a Grantor under the Security Agreement; and

WHEREAS, each of the undersigned desires to become a “Grantor” under the Security Agreement in order to induce the Secured Parties to continue to make extensions of credit secured pursuant to the Security Agreement under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.

SECTION 1. Party to Security Agreement, etc. In accordance with the terms of the Security Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In furtherance of the foregoing, each of the undersigned hereby grants to the Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such undersigned’s Collateral, whether now or hereafter existing, owned or acquired, and wherever located and agrees that each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include each of the undersigned.

SECTION 2. Representations. Each of the undersigned Grantor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

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SECTION 3. Full Force of Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Security Agreement.

SECTION 5. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement and the other Basic Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 6. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

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ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Agent

By:

By:

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